                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE COMPANY, AS OF MARCH 13, 1998

                                                    Organized      % owned by
                                                      under        immediate
                   Subsidiary                        laws of     parent (1) (2)
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
Baxter International Inc......................... Delaware
 Baxter Research Medical Inc..................... Utah                 100
 Baxter Healthcare Corporation................... Delaware             100
    Nextran Inc.................................. Delaware             100
    Renal Management Strategies Inc.............. Delaware              91
 Baxter World Trade Corporation.................. Delaware             100
    Baxter Foreign Sales Corporation............. Barbados             100
    Baxter Export Corporation.................... Nevada               100
    Baxter, S.A.................................. Belgium            98.44(3)
      Baxter S.A................................. France             64.57(3)
    Baxter Deutschland GmbH...................... Germany              100
    Baxter SpA................................... Italy              98.98(3)
    Baxter Pharmacy Services Corporation......... Delaware             100(4)
      Baxter Sales and Distribution Corp......... Delaware             100
      Baxter Healthcare Corporation of Puerto
       Rico...................................... Alaska               100
    Baxter Healthcare (Holdings) Limited......... United Kingdom     99.99(3)
      Baxter Healthcare Limited.................. United Kingdom     99.99(3)
    Baxter Healthcare S.A........................ Panama               100
    Baxter Healthcare Pte. Ltd................... Singapore            100
      Baxter World Trade S.A..................... Belgium            49.29(3)
    Baxter Limited............................... Japan                100
    Baxter Healthcare Pty. Ltd................... Australia          99.99(3)
    Baxter Edwards AG............................ Switzerland          100(1)
    Baxter S.A. de C.V........................... Mexico              99.9(3)
    Laboratorios Baxter S.A. (Colombia).......... Delaware             100
    Baxter Corporation........................... Canada               100
 Baxter Biotech Worldwide Ltd.................... Delaware             100
    Baxter Biotech Holding AG.................... Switzerland          100
      Immuno International AG.................... Switzerland          100
        Immuno--U.S., Inc........................ Michigan             100
        Immuno AG................................ Austria              100(3)

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Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                   * * * * *

(1) Including director's qualifying and other nominee shares.
(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.
(3) Remaining shares owned by the Company, its subsidiaries or employees.
(4) Of common stock, with preferred stock held by Baxter Healthcare
    Corporation.

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